                                                                      EXHIBIT 10


                                    AGREEMENT

      THIS AGREEMENT, dated as of August 27, 2004, is by and between Abbott Laboratories, an Illinois corporation ("Abbott") and Allied Healthcare Products, Inc., a Delaware corporation ("Allied").

      WHEREAS, Abbott manufactures and markets, among other things, inhalation anesthetics (the "Abbott Product");

      WHEREAS, Allied manufactures and distributes, among other things, a carbon dioxide absorbent product containing potassium hydroxide under the brand name Baralyme(R) used in the administration of inhalation anesthetics; and

      WHEREAS, concerns have been raised regarding the use of (a) carbon dioxide absorbent products that have been allowed, contrary to recommended practices, to become desiccated, with (b) inhalation anesthetics.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below.

      1.1 "Abbott Product" has the meaning set forth in the first recital to this Agreement.

      1.2 "Affiliate" when used with respect to any specified individual, corporation, firm, partnership, limited liability company, trust, or other organization or entity ("Person"), means any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with such specified Person. For purposes of this definition, "control" (including, with its correlative meanings, "controlling" and "controlled by") used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or the policies of such Person, whether through ownership of voting securities, by agreement or otherwise provided, however, that with respect to Abbott, the term "Affiliate" does not include TAP Holdings Inc., TAP Finance Inc. and TAP Pharmaceuticals Products Inc.

      1.3 "Agreement" means this Agreement and each of the Schedules and Exhibits hereto.

      1.4 "Allied KOH Know-How" means any and all non-patentable (as determined by the United States patent laws) technical information, know-how, skills, techniques, trade secrets, data, processes, methods, inventions, protocols, procedures and formulations relating to the Allied KOH Product owned or licensed by Allied or hereafter developed, acquired or licensed by Allied during the term of this Agreement that are useful for the formulation, development, manufacture or sale of Allied KOH Product or that relate to


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      the processes and analytical methodology used in the development, testing, and analysis of the Allied KOH Product.

      1.5 "Allied KOH Product" means a carbon dioxide absorbent product containing potassium hydroxide for use with inhalation anesthetics in any formulation, including Allied's existing product, Baralyme(R).

      1.6 "Carry-Over Amounts" has the meaning set forth in Section 3.2.

      1.7 "Confidential Information" has the meaning set forth in the Confidentiality Agreement.

      1.8 "Confidentiality Agreement" means the Confidentiality Agreement executed by the Parties simultaneously herewith, the form of which is attached hereto as Exhibit A.

      1.9 "Development Costs" means the actual personnel, materials, testing and related costs and reasonable travel expenses incurred by Allied to develop the New Allied Product (including costs of hiring new personnel, reasonable travel related to hiring new personnel and "headhunter" fees regarding new personnel consistent with Allied's past practices when spending for its own account), provided that Development Costs does not include costs incurred by Allied for personnel employed by Allied as of the date hereof (other than out-of-pocket, materials, testing and travel costs incurred or generated by such personnel in connection with the development of the New Allied Product).

      1.10 "Development Period" means the period from the date of this Agreement until the earlier of December 31, 2008 or the First Commercial Sale of the New Allied Product.

      1.11 "FDA" has the meaning set forth in Section 2.1

      1.12 "First Commercial Sale" means the first sale or distribution of a New Allied Product by or on behalf of Allied to any Third Party, as evidenced by an invoice to such Third Party, but excluding New Allied Product sold solely for research purposes or for clinical trials.

      1.13 "Installment Payments" has the meaning set forth in Section 2.4.

      1.14 "New Allied Product" means a carbon dioxide absorption product for use with inhalation anesthetics, whether a mechanical system and/or chemical compound (or combination of compounds) that does not contain potassium hydroxide and does not produce a significant exothermic reaction with any currently available inhalation agents when desiccated.

      1.15 "Parties" means the parties to this Agreement.

      1.16 "Prior CDA" means the Bilateral Confidential Disclosure Agreement dated as of April 6, 2004, between Allied and Abbott.

      1.17 "Regulatory Authority" has the meaning set forth in Section 2.2.


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                                       2

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      1.18 "Third Party" means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or government or any agency or political subdivision thereof other than the Parties and their respective Affiliates.

2.    DISCONTINUATION OF ALLIED KOH PRODUCT

      2.1 Withdrawal and Return of Allied KOH Product. In consideration of the payment of the Installment Payments and Development Costs, and other valuable considerations, Allied hereby agrees to use diligent and commercially reasonable efforts to (i) withdraw from the market all Allied KOH Product made or distributed by Allied and existing as of the date of this Agreement, wherever located and by whomsoever owned; and (ii) have such Allied KOH Product returned to Allied within sixty (60) days of the date of this Agreement and destroyed promptly upon its return. In connection with the withdrawal from the market of the Allied KOH Product made or distributed by Allied, Allied shall maintain records of the market withdrawal of such Allied KOH Product in accordance with 21
      C.F.R Section 806.20 and make such records available to the United States Food and Drug Administration ("FDA") in accordance --- with 21
      C.F.R. Section 806.30. As required, Allied shall notify the appropriate regulatory authorities worldwide of the withdrawal of such Allied KOH Product from the market. In addition, Allied shall provide notices to all of its customers and distributors of the withdrawal of such Allied KOH Product from the market. Allied shall refer any inquiries it receives regarding Abbott or Abbott products to Abbott's medical information desk, and Abbott shall refer any inquiries it receives regarding Allied or Allied's products to Allied; provided that this sentence shall not be deemed to limit either party's ability to respond to inquiries from the FDA or other regulatory authorities. For Allied KOH Product made or distributed by Allied that has either been distributed in the United States or exported to foreign countries, Allied shall comply with applicable regulatory requirements for the withdrawal from the market thereof.

      2.2 Nature of Withdrawal. Nothing herein shall be construed to characterize the withdrawal of the Allied KOH Product made or distributed by Allied as a withdrawal that is: (i) anything other than a voluntary withdrawal from the market; (ii) a result of a request or requirement by the FDA or any other applicable federal, state or foreign governmental authority ("Regulatory Authority"); (iii) a result of a violation of any legal or regulatory requirements imposed by the FDA or any other applicable federal, state or foreign governmental authority or any state, federal or foreign laws, rules or regulations. The Parties acknowledge the possibility that the FDA or other Regulatory Authorities may take action in the future that is inconsistent with the foregoing. Allied represents that, as of the date of this Agreement, it has not received any notices or demands from the FDA or other Regulatory Authorities inconsistent with the first sentence of this Section 2.2. Neither Party shall characterize the removal of the Allied KOH Product as other than a voluntary market withdrawal initiated by Allied unless it is characterized differently by the FDA or other Regulatory Authorities.

      2.3 Non-Distribution. For a period of eight (8) years, commencing on the date of this Agreement, Allied shall not, and shall not permit any of its Affiliates to, directly or


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                                       3
      indirectly: (a) manufacture, distribute, promote, market, sell, commercialize or donate any Allied KOH Product anywhere in the world; (b) sell, assign, or transfer ("Transfer") to any Third Party any Allied KOH Product marketing authorizations or permits; (c) Transfer to any Third Party any Allied KOH Know-How without a restriction prohibiting the transferee from using such Allied KOH Know-How to develop, manufacture, distribute, promote, sell or commercialize a carbon dioxide absorbent product containing potassium hydroxide for a period of at least eight (8) years; (d) engage in any research or development relating to any Allied KOH Product; or (e) enter into or discuss with any Third Party any arrangement to engage in any of the activities described in clauses 2.3(a), (b), (c) and (d) above.

      2.4 Compensation. In consideration of the obligations of Allied pursuant to Section 2.1, 2.2 and 2.3, Abbott shall make the following payments (the "Installment Payments") to Allied, in U.S. dollars, to the account described in Schedule 2.4 attached hereto, on or before the dates specified for each such payment:

             Date of Payment                                           Payment Amount
             ---------------                                           --------------
             Within 30 days of the date of this Agreement               $1,530,000.00
             July 1, 2005                                                 $930,000.00
             July 1, 2006                                                 $930,000.00
             July 1, 2007                                                 $930,000.00
             July 1, 2008                                                 $930,000.00

      The Parties acknowledge that the initial Installment Payment includes six hundred thousand dollars ($600,000) for costs incurred and to be incurred in connection with the withdrawal of the Allied KOH Product from the market, the disposal of such product, and severance payments payable as a result of such withdrawal. Without limiting Abbott's remedies for any breach by Allied of its obligations pursuant to this Agreement, Abbott shall have no obligation to make any Installment Payment if Allied has breached its obligations under this Agreement (and, with respect to any breach of the provisions of Sections 2.5, 3.2 or 3.3 of this Agreement, such breach has not been cured within the thirty (30) days following written notice specifying such breach delivered by Abbott to Allied). Further, Abbott shall have no obligation to make the Installment Payment due July 1, 2008, if: (a) the New Allied Product has been approved by the FDA for commercial sale prior to January 1, 2008; or (b) the First Commercial Sale of the New Allied Product occurs prior to June 1, 2008.

      2.5 Status Reports. Allied shall provide to Abbott monthly status reports on the withdrawal and return of the Allied KOH Product. Allied shall provide such status reports to Abbott no later than the last business day of each month, starting August 31, 2004, until such time as Allied reasonably believes, based on its communications with its customers and distributors, that such Allied KOH Product made or distributed by Allied has been returned to Allied and destroyed or has been destroyed by or on behalf of the customer or distributor.


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                                       4

3.    DEVELOPMENT OF NEW ALLIED PRODUCT.

      3.1 Allied's Development. Allied shall use commercially reasonable efforts to develop and commercialize a New Allied Product, provided that nothing herein shall prevent Allied from ceasing development of a New Allied Product if, after having exercised commercially reasonable effort to develop and commercialize a New Allied Product, Allied determines it is commercially reasonable to do so. If Allied decides to cease development of a New Allied Product, it shall immediately provide a notice to Abbott indicating it has done so and providing the reasons for such decision.

      3.2 Payments. Abbott shall pay to Allied up to two million, one hundred fifty thousand dollars ($2,150,000) to fund Development Costs, with the timing and amount of such payments as set forth in this Section 3.2. Within thirty (30) days following each March 31, June 30, September 30 and December 31 during the Development Period, Allied shall provide to Abbott an invoice detailing the Development Costs incurred by Allied during the quarter then ended. Such invoice shall indicate: (a) the hours charged to the product by Allied personnel (broken out by function); (b) the project activities undertaken by such personnel; and (c) the materials and other resources used to complete testing of the Allied New Product. Abbott shall pay to Allied the amount of Development Costs included in such quarterly invoice within thirty (30) days after receipt of the quarterly invoice; provided, however, that: (a) to the extent Allied incurs any Development Costs for the year 2004 in excess of two hundred thousand dollars ($200,000), or for any year after 2004 during the Development Period in excess of eight hundred thousand dollars ($800,000) (such excess referred to herein in each case as "Carry-Over Amounts"), such Carry-Over Amounts shall "carry-over" to the next following year and be deemed to have been expended during such year; (b) Abbott shall have no obligation to pay any Development Costs (including Carry-Over Amounts) in excess of two hundred thousand dollars ($200,000) for 2004; (c) Abbott shall have no obligation to pay any Development Costs (including Carry-Over Amounts) in excess of eight hundred thousand dollars ($800,000) for any year subsequent to 2004; and (d) Abbott shall have no obligation to pay any Development Costs once the aggregate of its payments for Development Costs under this Agreement has reached two million one hundred fifty thousand dollars ($2,150,000).

      3.3 Communication. Allied shall provide to Abbott a non-binding, good faith development plan for the New Allied Product. Allied shall also provide to Abbott status reports on the development of the New Allied Product at least every July 31 for the six month period ending on the immediately prior June 30, and January 31 for the six month period ending on the immediately prior December 31, during the Term of this Agreement (provided that the first such report will be due January 31, 2005). Such status reports shall include the following information for and as of the end of such six month period: (a) a description of Allied's activities and accomplishments in development of the New Allied Product and progress against Allied's development plan for the New Allied Product; (b) Allied's updated, non-binding, good faith estimate for completing key milestones in development of the New Allied Product, such as completion of feasibility, completion of design requirements, final product testing, FDA submission, and market


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                                       5
      launch; and (c) Allied's updated, non-binding, good faith estimate of expenditures for the development of the New Allied Product for the next six month period. The Parties acknowledge and agree that changes to or deviations from Allied's development plan shall not constitute a breach of this Agreement and shall not give rise to any right of Abbott to withhold any payments under this Agreement.

      3.4 Ownership of Intellectual Property. Neither Party grants hereby or has granted to the other Party any license, express or implied to its proprietary technology, know-how or rights relating to the subject matter of this Agreement. Any invention made solely by a Party shall be the property of such Party. Any invention made jointly by the Parties shall be jointly owned by the Parties, and the parties shall cooperate in good faith as to the decisions regarding any such jointly owned invention.

4. REPRESENTATIONS AND WARRANTIES. Each of Abbott and Allied represents and warrants to the other Party that: (i) it has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

5.    CONFIDENTIALITY AND PUBLICITY

      5.1 Confidentiality. The Confidentiality Agreement, incorporated in this Agreement by this reference, shall govern matters relating to the confidentiality and disclosure of Confidential Information of the respective Parties. The Confidentiality Agreement shall replace the Prior CDA in its entirety, and at such time as the Confidentiality Agreement is executed, the Prior CDA shall be deemed revoked by each Party. Any provisions or requirements of this Agreement notwithstanding, Allied shall not be required to disclose to Abbott any Confidential Information that Allied deems a trade secret unless Allied and Abbott shall have negotiated and executed an additional, mutually acceptable non-disclosure agreement addressing Allied's trade secret concerns.

      5.2 Publicity. Neither Party shall use the name of the other Party in any publicity, advertising, or in any written, oral or other form of public disclosure without the express written consent of the other Party.

6. REMEDIES. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement or the Confidentiality Agreement by a Party and that the other Party shall be entitled to equitable relief, including injunctions and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity. In no event shall either Party be liable to the other for any special, consequential, or incidental damages arising under or as a result of this Agreement or the termination hereof.


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                                       6

7. NO ASSUMPTION OF LIABILITY. This Agreement shall not be construed as: (i) an assumption by Abbott of any liability respecting any Allied KOH Product; or
(ii) an assumption by Allied of any liability respecting any Abbott Product.

8.    TERM AND TERMINATION.

      8.1 Term. This Agreement shall continue for a term of eight (8) years following the date of this Agreement. Termination or expiration of this Agreement shall not affect any rights or obligations that have accrued prior thereto.

      8.2 Survival. The provisions of Section 3.4 and Articles 4, 5, 6, 7, 8 and 9 of this Agreement, and the Confidentiality Agreement, shall survive any termination of this Agreement and shall remain in full force and effect thereafter.

9.    MISCELLANEOUS

      9.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

      9.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois irrespective of the choice of laws principles of the State of Illinois, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

      9.3 Assignability. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party hereto. Notwithstanding the foregoing, this Agreement shall be assignable by either Party in whole with the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned) to the extent an actual assignment of this Agreement is necessary, in connection with: (i) a merger or consolidation of such Party if such Party is not the surviving entity; or (ii) the sale of all or substantially all of the assets of such Party to which this contract relates; in each case so long as the resulting, surviving or transferee entity assumes all the obligations of the assignor hereunder by operation of law or pursuant to an agreement in form and substance reasonably satisfactory to the other Party.

      9.4 Relationship of the Parties. The relationship of the parties is that if independent contractors, and no agency or partnership is created by this Agreement.

      9.5 Notices. All notices or other communications under this Agreement must be in writing and shall be deemed to be duly given: (i) when delivered in person; (ii) upon transmission via confirmed facsimile transmission, provided that such transmission is followed by delivery of a physical copy thereof in person, via U.S. first class mail, or via a private express mail courier; or (iii) two (2) days after deposit with a private express mail courier, in any such case addressed as set forth below. Any Party may, by notice to


Exhibit 10
      the other Party, change the address to which such notices are to be given.

If to Abbott, to:

                     Abbott Laboratories
                     100 Abbott Park Road
                     Building AP30, Dept. 096F
                     Abbott Park, Illinois  60064
                     Attn:  DVP/GM Acute Care Pharmaceuticals
                     Facsimile:  (847) 938-8975

                     with a copy to:


                     Abbott Laboratories
                     100 Abbott Park Road
                     Building AP6D, Dept. 322
                     Abbott Park, Illinois  60064-6020
                     Attn:  Division Vice President, Domestic Legal Operations
                     Facsimile:  (847) 938-1206

If to Allied, to:
                     Allied Healthcare Products, Inc.
                     1720 Sublette Avenue
                     St. Louis, MO  63110
                     Attn: President
                     Facsimile: (314) 771-1242

                     With a copy to:

                     Joseph D. Lehrer, Esq.
                     Greensfelder, Hemker & Gale, P.C.
                     10 South Broadway
                     Twentieth Floor
                     St. Louis, Missouri  63102
                     Fax:  (314) 241-8624


      9.6 Severability. If any provision of this Agreement or the application thereof to any entity or person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to any entity or person or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith


Exhibit 10
      in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

      9.7 Integration Clause. This Agreement, together with the exhibits and schedules attached hereto, and the Confidentiality Agreement, (i) constitutes the entire agreement of the Parties with respect to the subject matter hereof ; and (ii) supersedes all prior agreements, correspondence, term sheets, memorandum and discussions of the Parties with respect to the subject matter.

      9.8 Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

      9.9 Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      9.10 Amendments. No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by the authorized representative of both Parties. No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.

      9.11 Interpretation. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement. Article, section, and schedule references are to the articles, sections, and schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless otherwise specified in a particular case, the word "days" refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the date hereof and as it may be amended thereafter, unless otherwise specified.

      9.12 Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

      9.13 Further Assurances. Each Party shall take or cause to be taken such action, execute or cause to be executed such instruments, and do or cause to be done such acts as may be reasonably necessary to implement and effectuate the provisions of this Agreement in accordance with the intent of the Parties.


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                                     * * * *


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                                       10

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

ABBOTT LABORATORIES                           ALLIED HEALTHCARE PRODUCTS, INC.

By: /s/ William G. Dempsey                    By: /s/ Earl Refsland

Name: William G. Dempsey                      Name: Earl Refsland

Title: Senior Vice President                  Title: President


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                                       11

                                    EXHIBIT A

                            CONFIDENTIALITY AGREEMENT

      THIS CONFIDENTIALITY AGREEMENT, dated as of August 27, 2004, is by and between ABBOTT LABORATORIES, an Illinois corporation ("Abbott") and ALLIED HEALTHCARE PRODUCTS, INC., a Delaware corporation ("Allied").

RECITALS:

      A. The parties have simultaneously herewith entered into an agreement ("Primary Agreement") regarding the withdrawal from the market of Allied KOH Products (as defined in the Primary Agreement) from the market as well as the development of a new product for such market.

      B. The parties have previously entered into a Bilateral Confidential Disclosure Agreement dated April 6, 2004 (the "Prior CDA").

      C. The parties have agreed to execute a mutual confidentiality agreement which would supersede the Prior CDA and apply to disclosures of all Confidential Information (as defined hereafter) by each Party in connection with the Primary Agreement as well as prior disclosures made pursuant to the Prior CDA.

      NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. DEFINITIONS. Capitalized terms used herein shall have the same meaning as set forth in the Primary Agreement unless the context otherwise clearly indicates. Further, the following additional capitalized terms should have the following meanings:

      (a) "Business Information" means any non-public information, data or facts concerning the business, operations, plans, finances, prospective finances, products, services, customers, suppliers and/or assets of a Party, including, but not limited to, all information relating to, contracts, supply arrangements, financial condition, financial projections, business plans, plans for product development, financial statements, contractual arrangements with lenders and prospective transactions with Third Parties, the existence and terms of the Primary Agreement and the content of negotiations relating to the Primary Agreement.

      (b) "Confidential Information" means any Business Information and/or Technical Information disclosed by Disclosing Party to Receiving Party on, before or after the date hereof in connection with negotiation or performance of the Primary Agreement that is marked or otherwise designated as being "Confidential Information", including, without limitation, information disclosed under the Prior CDA; provided, however, Confidential Information does not include information that:


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

            (i) was known by Receiving Party prior to the date of this Agreement as evidenced by written records of Receiving Party;
            (ii) is or becomes available to the public through no wrongful act of Receiving Party;
            (iii) was verifiably developed by Receiving Party without the benefit of any information provided by or on behalf of Disclosing Party; or
            (iv) becomes available to Receiving Party from a source which is not bound by confidentiality restrictions.

      (c) "Disclosing Party" shall mean the Party disclosing Confidential Information to Receiving Party.

      (d) "Prior CDA" has the meaning set forth in Recital B hereof.

      (e) "Receiving Party" shall mean the receiver of Confidential Information from the Disclosing Party.

      (f) "Related Parties" means a Party's Affiliates, and such Party's and its Affiliates directors, officers, employees, agents, and advisors (including, without limitation, attorneys, accountants, consultants, bankers and financial advisors).

      (g) "Technical Information" means any technology, intellectual property, mechanisms, technical drawings, research, techniques, electronic architecture, circuitry, know-how, processes, ideas, inventions (whether or not patentable), schematics, and other similar technical information of a Party, and includes the manner in which any such information may derive or be combined with other information, or synthesized, or used by the Disclosing Party.

2.    COVENANTS AGAINST DISCLOSURE.

      (a) Commencing with the date of first disclosure in connection with the Prior CDA (regardless of whether such disclosure occurred prior to the date hereof), and for five (5) years from the date of last disclosure in connection with the Primary Agreement; Receiving Party shall not, nor shall any of its Affiliates, except as required by law: (i) disclose, divulge or communicate any Confidential Information to any Person other than its Related Parties having a need to know such information and under a duty of confidentiality consistent with the provisions of this Agreement; or (ii) utilize any of the Confidential Information of the Disclosing Party for any purpose whatsoever, except for the negotiation of, performance under, and resolution of disputes under the Primary Agreement.

      (b) Nothing herein requires a Party to make any disclosures hereunder except to the extent necessary for a Disclosing Party to fulfill its obligations under this Agreement or the Primary Agreement.

      (c) A Receiving Party shall be responsible and liable for any disclosures of a Disclosing Party's Confidential Information by any Related Parties of the Receiving Party.


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                                       2

      (d) In the event that a Receiving Party is requested or required (by law, statute, regulation, oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, such Receiving Party shall provide the Disclosing Party with prompt written notice of any such request or requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If a protective order, other remedy or waiver has not been obtained, and a Receiving Party or any of its advisors or representatives are, in the opinion of counsel, legally compelled to disclose Confidential Information to any tribunal or Third Party or else stand liable for contempt or suffer other censure or penalty, such Receiving Party or its advisors or representatives may, without liability hereunder, disclose to such tribunal or Third Party only that portion of the Confidential Information that such counsel advises the Receiving Party is legally required to be disclosed, provided that the Receiving Party exercises commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with Disclosing Party, at the Disclosing Party's expense, to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal or Third Party.

      (e) Notwithstanding the foregoing, disclosure of the existence of the Primary Agreement in connection with any filing required by any applicable governmental authorities, including the filing of the Primary Agreement with the Securities and Exchange Commission, shall not be deemed a violation of the confidentiality provisions of this Agreement or the Primary Agreement, and from and after the date of such filing, the existence of the Primary Agreement and all terms of the Primary Agreement disclosed in such filing shall no longer be "Confidential Information" for purposes of this Agreement.

3. RETURN OF CONFIDENTIAL INFORMATION. Upon the written request by Disclosing Party to Receiving Party, except for Confidential Information a Disclosing Party is required to provide to Receiving Party pursuant to the Primary Agreement, all Confidential Information (including, but not limited to, all copies (whether in written or digital electronic form) of Confidential Information) shall, at the option of Disclosing Party, be destroyed or returned to Disclosing Party in a manner designated by Disclosing Party in such written notice; provided, that the Receiving Party may retain one copy of the Confidential Information solely for the purpose of evaluating, enforcing and complying with its rights and obligations under this Agreement. In the event Disclosing Party elects that such Confidential Information be destroyed, Receiving Party shall certify in writing to Disclosing Party that all such Confidential Information has been so destroyed, subject to the preceding proviso.

4. NO AGREEMENT OR REPRESENTATIONS. Except to the extent expressly granted in the Primary Agreement, the Parties agree that no rights or licenses under any intellectual property or Confidential Information owned or disclosed by one Party are granted to the other Party by this Agreement. Except to the extent expressly provided in the Primary Agreement, neither Party makes any representation or warranty with respect to the accuracy or completeness of any Confidential Information.


Exhibit 10

5. REMEDIES. In the event of a breach of this Agreement, each Party shall have available to it the rights and remedies specified in the Primary Agreement, and all disputes, controversies or claims under this Agreement shall be resolved in the manner set forth in the Primary Agreement.

6. NOTICES. Any notice given pursuant to this Agreement shall be sufficient and be deemed given or delivered in the manner set forth in the Primary Agreement.

7.    MISCELLANEOUS.

      (a) Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois irrespective of the choice of laws principles of the State of Illinois, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies.

      (b) Severability. If any provision of this Agreement or the application thereof to any entity or person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to any entity or person or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

      (c) Integration Clause. This Agreement, together with the Primary Agreement, (i) constitutes the entire agreement of the Parties with respect to the subject matter hereof ; and (ii) supersedes all prior agreements, correspondence, term sheets, memorandum and discussions of the Parties with respect to the subject matter, including the Prior CDA.

      (d) Waivers of Default. Waiver by either Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

      (e) Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (f) Amendments. No provisions of this Agreement shall be deemed amended, supplemented or modified unless such amendment, supplement or modification is in writing and signed by the authorized representative of both Parties. No provisions of this Agreement shall be deemed waived unless such waiver is in writing and signed by the authorized representative of the Party against whom it is sought to be enforced.

      (g) Interpretation. Words in the singular shall be deemed to include the plural and vice versa and words of one gender shall be deemed to include the other genders as the context requires. The


Exhibit 10
      terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement. Article, section, and schedule references are to the articles, sections, and schedules to this Agreement unless otherwise specified. Unless otherwise stated, all references to any agreement shall be deemed to include the exhibits, schedules and annexes to such agreement. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless otherwise specified in a particular case, the word "days" refers to calendar days. References herein to this Agreement shall be deemed to refer to this Agreement as of the date hereof and as it may be amended thereafter, unless otherwise specified.

      (h) Mutual Drafting. This Agreement shall be deemed to be the joint work product of the Parties and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

      (i) Incorporation by Reference. The provisions of this Agreement are incorporated into the Primary Agreement by this reference.

      (j) Conflict of Provisions. In the event of a conflict between the provisions of this Agreement and the provisions of the Primary Agreement, the provisions of the Primary Agreement shall govern.

      (k) Assignability. This Agreement shall inure to the benefit of the Parties and their respective successors and assigns. The provisions of the Primary Agreement governing assignment of the Primary Agreement shall apply to the assignment of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement as of the date first above written.

ABBOTT LABORATORIES                        ALLIED HEALTHCARE PRODUCTS, INC.

By:  /s/William G. Dempsey                 By: /s/Earl Refsland

Name: William G. Dempsey                   Name: Earl Refsland

Title: Senior Vice President               Title: President


Exhibit 10